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        Exhibit 11 -     COMPUTATION OF EARNINGS PER COMMON AND COMMON
                         EQUIVALENT SHARES

                                                                              Three Months Ended            Six Months Ended
                                                                                 June 30, 1996               June 30, 1996
                                                                                 -------------               -------------
Primary
- -------

Net income                                                                         $1,455,951                    $2,752,126
                                                                                   ==========                    ==========

Weighted average shares outstanding

   Average Common shares                                                            5,447,899                     5,476,527

   Average unallocated ESOP shares                                                   (311,410)                     (317,685)

   Common stock equivalents - options
     and warrants                                                                     143,920                       133,298
                                                                                   ----------                    ----------

Total weighted average shares outstanding
   during period                                                                    5,280,409                     5,292,140
                                                                                   ==========                    ==========

Earnings per common and common share equivalent - primary                                $.28                          $.52
                                                                                          ===                           ===


Fully Diluted
- -------------

Net income                                                                         $1,455,951                    $2,752,126
                                                                                   ==========                    ==========

Weighted average shares outstanding

   Average common shares                                                            5,447,899                     5,476,527

   Average unallocated ESOP shares                                                   (311,410)                     (317,685)

   Common stock equivalents - options and
     warrants                                                                         141,804                       122,656
                                                                                   ----------                    ----------

Total weighted average shares outstanding
  during period                                                                     5,278,293                     5,281,498
                                                                                   ==========                    ==========

Earnings per common and common share equivalent - fully diluted                          $.28                          $.52
                                                                                          ===                           ===